Exhibit 10.47

NATIONAL INSTITUTES OF HEALTH

FIRST AMENDMENT TO L-107-2015/0

This is the first amendment (“First Amendment”) of the agreement by and between the National Institutes of Health (“NIH”) within the Department of Health and Human Services (“HHS”), and Lion Biotechnologies, Inc. having an effective date of February 9, 2015 and having NIH Reference Number L-107-2015/0 (“Agreement”). This First Amendment, having NIH Reference Number L-107-2015/1, is made between the NIH through the Office of Technology Transfer, NIH, having an address at 6011 Executive Boulevard, Suite 325, Rockville, Maryland 20852-3804, U.S.A., and Lion Biotechnologies, Inc., having an office at 112 West 34th Street, 17th Floor, New York, NY 10120 (the “Licensee”). This First Amendment includes, in addition to the amendments made below, 1) a Signature Page and 2) Attachment 1 (Royalty Payment Information).

WHEREAS, the NIH and the Licensee desire that the Agreement be amended a first time as set forth below in order to expand the License Field of Use and License Patent Rights under L-107-2015/0.

WHEREAS, the NIH and the Licensee desire that the Agreement terminates nonexclusive license L-129-2011, upon execution.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the NIH and the

Licensee, intending to be bound, hereby mutually agree to the following:

1)	The Cover Page’s "Serial Number(s) of Licensed Patent(s) or Patent Application(s)" section and Appendix A's Patent(s) or Patent Application(s)'s section shall be deleted and replaced with the following:

Group A

I.	U.S. Provisional Patent Application No. 61/237,889, filed August 26, 2009 entitled “Adoptive cell therapy with young T cells” (HHS Ref No. E-273-2009/0-US-01);

II.	U.S. Patent No. 8,383,099 issued February 26, 2013 entitled “Adoptive cell therapy with young T cells” (HHS Ref No. E-273-2009/0-US-02);

III.	U.S. Patent No. 9,074,185issued July 7, 2015 entitled “Adoptive cell therapy with young T cells” (HHS Ref No. E-273-2009/0-US-03);

IV.	U.S. Provisional Patent Application No. 61/466,200 filed March 22, 2011entitled “Methods of growing tumor infiltrating lymphocytes in gas-permeable containers” (HHS Ref No. E-114- 2011/0-US-01);

V.	PCT Application No. PCT/US2012/029744 filed March 20, 2012 entitled “Methods of growing tumor infiltrating lymphocytes in gas-permeable containers” (HHS Ref No. E-114-2011/0-PCT- 02);

VI.	U.S. Patent Application No. 13/424,646 filed May 20, 2012 entitled “Methods of growing tumor infiltrating lymphocytes in gas-permeable containers” (HHS Ref No. E-114-2011/0-US-03);

VII.	U.S. Provisional Patent Application No. 61/846,161 filed July 15, 2013 entitled "Methods of Preparing Anti-human Papillomavirus Antigen T Cells" (HHS Ref No. E-494-2013/0-US-01);

VIII.	PCT Application No. PCT/US2014/046478 filed July 14, 2014 entitled "Methods of Preparing Anti-human Papillomavirus Antigen T Cells" (HHS Ref No. E-494-2013/0-PCT-02);

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Group B

I.	U.S. Provisional Patent Application No. 60/408,681, filed September 6, 2002 entitled “Immunotherapy with in vitro-selected antigen-specific lymphocytes after nonmyeloablative lymphodepleting chemotherapy” (HHS Ref No. E-275-2002/0-US-01);

II.	PCT Application No. PCT/US2003/027873 filed September 5, 2003 entitled “Immunotherapy with in vitro-selected antigen-specific lymphocytes after nonmyeloablative lymphodepleting chemotherapy” (HHS Ref No. E-275-2002/1-PCT-01);

III.	U.S. Patent No. 8,034,334 issued October 11, 2011 entitled “Immunotherapy with in vitro-selected antigen-specific lymphocytes after nonmyeloablative lymphodepleting chemotherapy” (HHS Ref No. E-275-2002/1-US-02);

IV.	European Patent Application No. 03794636.5 filed April 4, 2005 entitled “Immunotherapy with in vitro-selected antigen-specific lymphocytes after nonmyeloablative lymphodepleting chemotherapy” (HHS Ref No. E-275-2002/1-EP-03);

V.	Canadian Patent No. 2,497,552 issued May 27, 2014 entitled “Immunotherapy with in vitro- selected antigen-specific lymphocytes after nonmyeloablative lymphodepleting chemotherapy” (HHS Ref No. E-275-2002/1-CA-04);

VI.	Australian Patent No. 2003265948 issued September 3, 2009 entitled “Immunotherapy with in vitro-selected antigen-specific lymphocytes after nonmyeloablative lymphodepleting chemotherapy” (HHS Ref No. E-275-2002/1-AU-05);

VII.	U.S. Patent No. 8,287,857 issued October 16, 2012 entitled “Immunotherapy with in vitro-selected antigen-specific lymphocytes after nonmyeloablative lymphodepleting chemotherapy” (HHS Ref No. E-275-2002/1-US-06);

2)	Appendix C, Paragraph IV shall be deleted in its entirety and replaced with the following:

IV.	The Licensee agrees to pay the NIH Benchmark royalties within sixty (60) days of achieving each Benchmark listed below by Licensee or its sublicensees for each Licensed Product or Licensed Process:

(a)	For successful completion of the first Licensee-sponsored Phase 2 clinical study in each indication of the Licensed Field of Use.

i.	Melanoma: [* * *]

ii.	Breast cancer: [* * *]

iii.	Lung cancer: [* * *]

iv.	HPV-positive cancer: [* * *]

v.	Bladder cancer: [* * *]

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(b)	For successful completion of the first Licensee-sponsored Phase 3 clinical study for each indication in the Licensed Field of Use.

i.	Melanoma: [* * *]

ii.	Breast Cancer: [* * *]

iii.	Lung cancer: [* * *]

iv.	HPV-positive cancer: [* * *]

v.	Bladder Cancer: [* * *]

(c)	Upon the first FDA approval or foreign equivalent for a Licensed Product or Licensed Process for each indication in the Licensed Field of Use.

i.	Melanoma: [* * *]

ii.	Breast cancer: [* * *]

iii.	Lung cancer: [* * *]

iv.	HPV-positive cancer: [* * *]

]

v.	Bladder cancer: [* * *]

(d)	For the First Commercial Sale of a Licensed Product or Licensed Process in the United States for each indication in the Licensed Field of Use.

i.	Melanoma: [* * *]

ii.	Breast cancer: [* * *]

iii.	Lung cancer: [* * *]

iv.	HPV-positive cancer: [* * *]

v.	Bladder cancer: [* * *]

(e)	For the First Commercial Sale of a Licensed Product or Licensed Process in any foreign country for each indication in the Licensed Field of Use.

i.	Melanoma: [* * *]

ii.	Breast cancer: [* * *]

iii.	Lung cancer: [* * *]

iv.	HPV-positive cancer: [* * *]

v.	Bladder cancer: [* * *]

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(f)	The first time the aggregate Net Sales of all Licensed Products or Licensed Processes achieve the following thresholds, the Licensee pays the following one-time Benchmark royalties:

(1)	[* * *] when the aggregate Net Sales of all Licensed Products or Licensed Processes reaches five hundred fifty million dollars ($50,000,000.00).

(2)	[* * *] when the aggregate Net Sales of all Licensed Products or Licensed Processes reaches one billion dollars ($1,000,000,000.00).

For purposes of this Agreement, “successful completion of a Licensee-sponsored Phase 2 Clinical Study” shall mean, with respect to a specified construct, formulation and dose of a specified Licensed Product in a specified cancer indication, the statistical demonstration in a pivotal Phase 2 Clinical Study of safety and efficacy, sufficient to support a Phase 3 clinical trial submission by the Licensee for such specified construct, formulation and dose of such specified Licensed Product for the treatment of such specified cancer indication.

For purposes of this Agreement, “successful completion of a Licensee-sponsored Phase 3 Clinical Study” shall mean, with respect to a specified construct, formulation and dose of a specified Licensed Product in a specified cancer indication, the statistical demonstration in a pivotal Phase 3 Clinical Study of safety and efficacy, sufficient to support a BLA submission by the Licensee for such specified construct, formulation and dose of such specified Licensed Product for the treatment of such specified cancer indication.

For the purposes of this Agreement, there will be only one royalty payment required for each indication for each milestone. For example, there will be only one royalty payment due for each milestone above in HPV- positive cancer. Therefore, sub-indications of HPV-positive cancer will not each require separate royalty payments.

3)	Appendix B will be deleted in its entirety and replaced with Appendix B in this agreement.
4)	Appendix D will be deleted in its entirety and replaced with Appendix D in this agreement.
5)	Appendix E shall be deleted in its entirety and replaced with Appendix E in this agreement.
6)	Within sixty (60) days of the execution of this First Amendment, the Licensee shall pay the NIH an amendment issue royalty in the sum of [* * *] in two installments as follows: The first installment of [* * *] shall be payable within sixty (60) days from the effective date of this First Amendment; and the second installment of [* * *] shall be payable (i) on or before the one (1) year anniversary of the effective date of this First Amendment or (ii) on or before the termination date of this First Amendment, whichever occurs sooner. Payment options may be found in Attachment 1.

7)	In the event any provision(s) of the Agreement is/are inconsistent with Attachment 1 and/or 2, such provision(s) is/are hereby amended to the extent required to avoid such inconsistency and to give effect to the shipping and payment information in such Attachment 1.

8)	All terms and conditions of the Agreement not herein amended remain binding and in effect.

9)	The terms and conditions of this First Amendment shall, at the NIH’s sole option, be considered by the NIH to be withdrawn from the Licensee’s consideration and the terms and conditions of this First Amendment, and the First Amendment itself, to be null and void, unless this First Amendment is executed by the Licensee and a fully executed original is received by the NIH within sixty (60) days from the date of the NIH’s signature found at the Signature Page.
10)	This First Amendment is effective upon execution by all parties.

SIGNATURES BEGIN ON NEXT PAGE

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FIRST AMENDMENTTO L-107-2015/0

SIGNATURE PAGE

In Witness Whereof, the parties have executed this **First Amendment** on the dates set forth below. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For the **NIH**:

Richard U Rodriguez 9-30-15

Richard U. Rodriguez
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Date

Mailing Address or E-mail Address for **Agreement** notices and reports:

Chief, Monitoring & Enforcement Branch, DTDT
Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mail.nih.gov

For the **Licensee** (Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the **Licensee** made or referred to in this document are truthful and accurate.):

Elma S Hawkins

Signature of Authorized Official

Date

Elma Hawkins, Ph.D.
Printed Name

President and CEO
Title

I. Official and Mailing Address for **Agreement** notices:

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Final

Lion Biotechnologies, Inc.
Page 6 of 15

September 30, 2015

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II. Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments):

Peter Ho, Ph.D.

Director, Business Development 112 West 34th Street, 17th Floor

New York, NY 10120Phone: 212-946-4856

Email: peter.ho@lionbio.com

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

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APPENDIX B – LICENSED FIELDS OF USE AND TERRITORY

VIII.	Licensed Fields of Use:

The use of the Licensed Patent Rights to develop, manufacture, distribute, sell, and use unselected whole autologous tumor infiltrating lymphocyte (TIL) adoptive cell therapy products for the treatment of metastatic melanoma, lung, breast, bladder, and HPV-positive cancers. Specifically excluded from this Agreement are methods of generating or using selected subpopulations of TIL and the use of T cell receptors isolated from TIL.

Tumor infiltrating lymphocytes (TIL) are a subset of T lymphocytes (T cells) that migrate and are located within a tumor site. TIL isolated from these tumor sites exhibit natural anti-tumor activity without genetic modifications. For the avoidance of doubt, cell therapy products involving genetically modified TIL or TIL selected for reactivity against cancer-specific mutations are excluded from the Licensed Fields of Use, unless such cell therapy products are a combination of unselected, unmodified TIL therapy with the Licensee’s proprietary technologies or the Licensee’s in-licensed technologies.

IX.	Licensed Territory: Worldwide

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APPENDIX D – BENCHMARKS AND PERFORMANCE

	Benchmark	Deadline

I.	[* * *]	[* * *]

II.	[* * *]	[* * *]
III.	[* * *]	[* * *]
IV	[* * *]	[* * *]

V.	[* * *]	[* * *]
VI.	[* * *]	[* * *]

VII.	[* * *]	[* * *]
VIII.	[* * *]	[* * *]
IX.	[* * *]	[* * *]
X.	[* * *]	[* * *]
XI.	[* * *]	[* * *]
XII.	[* * *]	[* * *]
XIII.	[* * *]	[* * *]

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APPENDIX E – COMMERCIAL DEVELOPMENT PLAN

Licensee intends to use the licensed technology to develop and commercialize a product based on T cells derived from tumors or tumor-infiltrating lymphocytes (TIL) to treat patients with melanoma, HPV-associated cancers, bladder cancer, breast cancer, lung cancer, and other solid tumors.

In August 2011, Licensee entered into a Cooperative Research and Development Agreement (CRADA) with the National Cancer Institute (NCI) to develop and evaluate improved adoptive cell transfer (ACT) based immunotherapies using TIL to treat patients with metastatic melanoma utilizing the business development expertise and resources of Licensee (C-057-2011, NCI 02734). The CRADA includes the development of improved methods for the generation and selection of TIL, standard operating procedures (SOPs) for large-scale TIL growth, selection and testing to support the FDA approval of an ACT/TIL therapy approach. It further includes clinical trials designed and implemented to evaluate the clinical effectiveness of ACT/TIL therapy resulting from large-scale techniques in patients with metastatic melanoma based on the proprietary NCI Surgery Branch technology and approaches developed as part of the CRADA.

In January 2015, Licensee amended its CRADA with the NCI, increasing Licensee’s funding of ACT/TIL therapy research from $1 million to $2 million per year. This amendment to the original CRADA dated August 2011 expanded the scope of the research to include HPV-positive, lung, breast and bladder cancers. Specifically this CRADA will (1) support the in vitro development of improved methods for the large scale generation and selection of TIL with anti-tumor reactivity from patients with metastatic melanoma, bladder, lung, triple-negative breast, and HPV-positive cancers, based on ACT/TIL therapies developed by and proprietary to the NCI Surgery Branch, to be used for large scale production of TIL for the ACT treatment of patients with these cancers; (2) develop these approaches for large scale TIL generation that are in accord with Good Manufacturing Practice (GMP) procedures suitable for use in treating patients with metastatic melanoma, bladder, lung, triple-negative breast, and HPV- positive cancers; and (3) develop clinical trials using these improved methods of large scale TIL generation as well as improved patient preparative regimens with the goal of commercializing the ACT/TIL therapy approach for treating patients with metastatic melanoma, bladder, lung, triple-negative breast, and HPV-positive cancers.

Under the expanded CRADA, Licensee agrees to:

(a)	Develop, implement and evaluate GMP procedures for the large scale production of TIL suitable for infusion into patients with metastatic melanoma, bladder, lung, triple-negative breast, and HPV- positive cancers.

(b)	Conduct studies including scale-out for the methods of expansion of individualized lymphocyte treatments, assays for product and in-process performance, and harmonization assays for centralized process development and determination of TIL product consistency. Additional studies may be conducted for the development of qualifying assays and process development related to scale-out of the TIL expansion process.

(c)	Consult with the FDA to determine the appropriate clinical trial design necessary to secure approval for the commercial development of TIL therapy for patients with metastatic melanoma, bladder, lung, triple-negative breast, and HPV-positive cancers and sponsor the IND for these new clinical protocols and serve as the coordinating center for the multicenter licensing clinical trials.

(d)	Supply TIL in sufficient quantities to the NCI Surgery Branch and other multicenter sites to complete the planned clinical trials (including the licensing trial) needed for FDA approval of TIL. Support the establishment of a central facility for the processing and provision of TIL for the planned studies.

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Furthermore, under the expanded CRADA, Licensee, NCI and the Surgery Branch agree to:

(e)	Develop SOPs for large scale TIL growth, selection and testing to support the FDA approval of the ACT/TIL therapy approach. Attend joint meetings with the FDA to define the exact format and criteria needed in the clinical trial(s) to obtain FDA approval.

(f)	Develop, conduct and evaluate multi-institutional clinical trials (to include the NCI Surgery Branch as a clinical trial site) for patients with metastatic melanoma, bladder, lung, triple-negative breast and HPV-positive cancers treated with TIL that can be used as licensing trials required for FDA approval and subsequent commercialization of TIL.

(g)	Conduct assays to be used in the selection of appropriate cells (based on both functional and phenotypic criteria) to optimize the effectiveness of the adoptive transfer.

(h)	Exchange information and expertise to further the successful development of TIL therapy for patients with metastatic melanoma, bladder, lung, triple-negative breast and HPV-positive cancers.

The overall strategy for commercial development and program prioritization for an ACT/TIL product for the treatment of metastatic melanoma, HPV-positive, breast, lung and bladder cancers will be informed by the results of the research under the amended CRADA is summarized below.

Clinical Development

[* * *]

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ATTACHMENT 1 – ROYALTY PAYMENT OPTIONS

The OTT License Number MUST appear on payments, reports and correspondence.

Automated Clearing House (ACH) for payments through U.S. banks only

The NIH encourages its licensees to submit electronic funds transfer payments through the Automated Clearing House (ACH). Submit your ACH payment through the U.S. Treasury web site located at: https://www.pay.gov/public/form/start/28680443. Locate the "NIH Royalty Payment Page" through the HHS link in the Pay.gov "Agency List".

Electronic Funds Wire Transfers

The following account information is provided for wire payments. In order to process payment via Electronic Funds Wire Transfer sender MUST supply the following information within the transmission:

Drawn on a U.S. bank account via FEDWIRE should be sent directly to the following account:

Beneficiary Account:	Federal Reserve Bank of New York or TREAS NYC
Bank:	Federal Reserve Bank of New York
ABA#	021030004
Account Number:	75080031
Bank Address:	33 Liberty Street, New York, NY 10045
Payment Details:	License Number (L-XXX-XXXX)
Name of the Licensee

Drawn on a foreign bank account should be sent directly to the following account. Payment must be sent in U.S. Dollars (USD) using the following instructions:

Beneficiary Account:	Federal Reserve Bank of New York/ITS or FRBNY/ITS
Bank:	Citibank N.A. (New York)
SWIFT Code:	CITIUS33
Account Number:	36838868
Bank Address:	388 Greenwich Street, New York, NY 10013
Payment Details (Line 70):	NIH 75080031
License Number (L-XXX-XXXX)
Name of the Licensee

Detail of Charges (line 71a):	Charge Our

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Checks

All checks should be made payable to “NIH Patent Licensing”

Checks drawn on a U.S. bank account and sent by US Postal Service should be sent directly to the following address:

National Institutes of Health (NIH)

P.O. Box 979071

St. Louis, MO 63197-9000

Checks drawn on a U.S. bank account and sent by overnight or courier should be sent to the following address:

US Bank

Government Lockbox SL-MO-C2GL 1005 Convention Plaza

St. Louis, MO 63101 Phone: 314-418-4087

Checks drawn on a foreign bank account should be sent directly to the following address:

National Institutes of Health (NIH) Office of Technology Transfer Royalties Administration Unit 6011 Executive Boulevard

Suite 325, MSC 7660

Rockville, Maryland 20852

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